UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2025

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange
6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	TRTX PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, the board of directors (the “Board”) of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), appointed Edward “Ted” Goldthorpe to the Board. Mr. Goldthorpe will serve on the Board’s audit and nominating and corporate governance committees.

Mr. Goldthorpe, age 49, has served as the president and chief executive officer of BCP Investment Corporation, a business development company (“BDC”) formerly known as Portman Ridge Finance Corporation, since April 2019. Mr. Goldthorpe also served as the president and chief executive officer of Logan Ridge Finance Corporation, a BDC (“LRFC”), from April 2019 through July 2025, when LRFC was merged into BCP Investment Corporation. Mr. Goldthorpe has also been the president and chief executive officer of BC Partners Lending Corporation (“BCPL”), a BDC, since April 2018, Alternative Credit Income Fund, an interval fund, since October 2020, and Opportunistic Credit Interval Fund, an interval fund, since 2022. Mr. Goldthorpe also currently serves as the chief executive officer and chairman of Mount Logan Capital Inc., an alternative asset management company, executive officer of Sierra Crest Investment Management LLC, an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, and managing partner of BC Partners Credit, an integrated credit platform operating within the BC Partners organization. He was previously the president of Apollo Investment Corporation and the chief investment officer of Apollo Investment Management, where he was the head of its U.S. Opportunistic Platform and also oversaw the Private Origination business from 2012 to 2016. He was also a member of Apollo’s firm-wide Senior Management Committee. Prior to Apollo, Mr. Goldthorpe worked at Goldman Sachs for 13 years where he most recently ran the bank loan distressed investing desk. He was previously the head of Principal Capital Investing for the Special Situations Group. Mr. Goldthorpe launched BC Partners’ credit business in 2017 and oversees a team of experienced credit professionals. Mr. Goldthorpe was the president of Apollo Investment Corporation and chief investment officer of Apollo Investment Management from 2012 to 2016. Mr. Goldthorpe has served as a director of Mount Logan Capital Inc., since 2018, a director of BCPL since 2010, a director of BCP Investment Corporation since 2019, a trustee of Alternative Credit Income Fund since 2020, a trustee of Special Opportunities Fund since 2021, a trustee of Opportunistic Credit Interval Fund since 2022, a director of South Street Securities, LLC, since 2022, a director of Anthem Media since 2019, a director of Riddell since 2024, a director of Runway Growth Finance Corp., a BDC, since 2025, and a director and member of the compensation and nominating and corporate governance committees of ContextLogic Holdings, Inc. since 2025. From 2022 to 2024, Mr. Goldthorpe served as a director and member of the audit committee of Kits Eyecare Ltd. From 2017 to 2024, Mr. Goldthorpe served as a director and member of the audit and nominating and corporate governance committees of Crescent Point Energy Corp. Mr. Goldthorpe earned a B.A. in commerce from Queen’s University.

On October 23, 2025, the Company entered into an indemnification agreement with Mr. Goldthorpe in the form previously filed by the Company with the SEC. This agreement provides, in general, that the Company will indemnify Mr. Goldthorpe to the maximum extent permitted by Maryland law in connection with his service to the Company as a director.

For Mr. Goldthorpe’s service as a non-management director, Mr. Goldthorpe will be compensated in accordance with the director compensation policy for non-management directors described in the Company’s definitive proxy statement filed with the SEC on April 9, 2025. There are no arrangements or understandings between Mr. Goldthorpe and any other persons pursuant to which he was selected as a director of the Company. Mr. Goldthorpe is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE Finance Trust, Inc.

By:	/s/ Doug Bouquard
Name:	Doug Bouquard
Title:	Chief Executive Officer

Date: October 23, 2025